Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Community Healthcare Trust Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)(3)		Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price(2)		Fee Rate(1)	Amount of Registration Fee(1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	—	—			—			—
	Equity	Preferred Stock, par value $0.01 per share	—	—			—			—
	Equity	Depositary Shares	—	—			—			—
	Other	Rights to Purchase Common Stock	—	—			—			—
	Debt	Debt Securities	—	—			—			—
	Other	Warrants	—	—			—			—
	Other	Units	—	—			—			—
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	$100,986,808	(4)		$100,986,808	(4)		$13,108.09		S-3	333-234523	11/05/2019	$13,108.09

	Total Offering Amounts						$100,986,808	(2)			(1)
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$0.00	(1)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.F of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(3)	This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Community Healthcare Trust Incorporated. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(4)	The $100,986,808 of unsold securities were carried forward pursuant to registration statement on Form S-3 (No. 333-234523) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2019, pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $13,108.09 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.